UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2009 (January 14, 2009)

ORE PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23317	06-1411336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

610 Professional Drive, Suite 101, Gaithersburg, Maryland	20879
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (240) 361-4400

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 14, 2009, the Company entered into a new employment agreement with the Company’s Chief Financial Officer, Philip L. Rohrer, Jr. upon the expiration of his existing agreement.  Under the terms of the new agreement, Mr. Rohrer’s annual salary will remain unchanged at a rate of $275,000, although the agreement provides for a mutually agreed reduction of his workweek to 30 hours at such time as his full-time activity is not needed and a pro rata adjustment of his salary and accrual of paid time off during any such periods of reduced work. Mr. Rohrer will not receive any incentive compensation payment (bonus) for 2009, except in connection with a change of control as described below.  Mr. Rohrer will receive retention incentive payments at the end of each of the first three calendar quarters of 2009 of $91,666.67 if Mr. Rohrer is employed by the Company at the end of each such quarter.  If Mr. Rohrer’s employment terminates other than for cause or is terminated by the executive for good reason and if it were not in connection with a change of control, any unpaid retention payments will accelerate and be paid upon his departure and the Company would pay certain health insurance premiums and provide outplacement services, but he would not be entitled to any other severance payment. In the event of a change of control, Mr. Rohrer will continue to be covered by the Company’s Executive Severance Plan and, under that Plan, in connection with a covered termination, would be entitled to receive a year’s salary plus a bonus equal to 50% of his annual salary and payment of health insurance premiums and outplacement services, offset by any retention payments received in 2009.

As part of its continued reduction in staff, the employment of Dudley Staples as a Senior Vice President and the Secretary and General Counsel of the Company will terminate without cause as of January 15, 2009.  Mr. Staples will receive severance pay and benefits in accordance with the terms of his employment agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.58c	Executive Employment Agreement dated as of December 31, 2008, between Registrant and Philip L. Rohrer, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORE PHARMACEUTICALS INC.

Date: January 15, 2009	By:	/s/ Philip L. Rohrer Jr.
Philip L. Rohrer Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.58c	Executive Employment Agreement dated as of December 31, 2008, between Registrant and Philip L. Rohrer, Jr.